EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161392, 333-145516, 333-126478, 333-70348, 333-70346, 333-84505, 333-84509, 333-84499, 333-26739, 333-26737, and 33-98918) of our report dated March 8, 2010 with respect to the consolidated financial statements and schedule of Acme United Corporation and subsidiaries which is included in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ UHY LLP

Hartford, Connecticut
March 8, 2010